Exhibit 10.1

AMENDMENT NO. 1 TO PROMISSORY NOTE

AMENDMENT NO. 1 TO PROMISSORY NOTE, dated as of March 31, 2010 (this “Amendment”), among (a) CornerWorld Corporation, a Nevada corporation (the “Borrower”) and (b) IU INVESTMENTS, LLC (“Lender”).

WITNESSETH:

WHEREAS, on February 23, 2009, the Borrower and the Lender party thereto entered into the Promissory Note dated as of February 23, 2009 (as it may be amended from time to time, the “Promissory Note”).

WHEREAS, on or about December 1, 2009, the Borrower and the Lender executed a waiver (the “Waiver”) pursuant to which the Lender agreed to waive, during the period from December 1, 2009 through February 28, 2010, their rights and remedies under the Promissory Note.

WHEREAS, the Borrower has requested, and the Lender has agreed, to amend the Promissory Note as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, and for other good and valuable consideration, notwithstanding any provisions of the Promissory Note to the contrary, the parties hereto hereby agree as follows:

Lender and Borrower and borrower agree to remove Schedule A to the Promissory Note and replace it in its entirety with Schedule A as attached hereto. Interest payments and all other terms remain as stated in the original agreement.

/s/ Scott N. Beck
By: Scott N. Beck
CORNERWORLD CORPORATION
Its: Chief Executive Officer

/s/ Doug Levy
By: Doug Levy
IU INVESTMENTS, LLC

Schedule A to Promissory Note:

Scheduled Payment Date	Amount

April 15, 2009	$145,000

May 15, 2009	$145,000

June 15, 2009	$145,000

July 15, 2009	$145,000

August 15, 2009	$145,000

September 15, 2009	$145,000

October 15, 2009	$145,000

November 15, 2009	$145,000

March 25, 2010	$25,000

April 25, 2010	$50,000

May 25, 2010	$75,000

June 25, 2010	$75,000

July 25, 2010	$75,000

August 25, 2010	$75,000

September 25, 2010	$75,000

October 25, 2010	$75,000

November 25, 2010	$75,000

December 25, 2010	$140,000